Exhibit 99.1

CONTACT:

VIVUS, Inc.	Trout Group
Timothy E. Morris	Ian Clements (SF) 415-392-3385
Chief Financial Officer	Brian Korb (NYC) 646-378-2923
650-934-5200

FOR IMMEDIATE RELEASE

VIVUS TO PRESENT AT THE 2008 JP MORGAN HEALTHCARE CONFERENCE

Mountain View, Calif, January 3, 2008 — VIVUS, Inc (NASDAQ: VVUS) a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products, today announced that Leland F. Wilson, president and CEO, will present an overview of the company at the 26th Annual JP Morgan Healthcare Conference.  The JP Morgan Healthcare conference will take place in San Francisco from January 7th to the 10th and will feature presentations by more than 300 healthcare companies to over 3,500 investors in attendance.

The VIVUS presentation will take place at the Westin St. Francis Hotel on Wednesday, January 9, 2008 at 4:30 p.m. PT.  A live webcast and 30-day archive of the presentation will be available at http://www.vivus.com or on the JP Morgan Healthcare Conference website at www.metameetings.com/webcasts/jpmorgan/healthcare08.

About VIVUS

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products. The current portfolio includes investigational products addressing obesity and sexual health. The pipeline includes: QnexaTM, which is in phase 3 for the treatment of obesity and  phase 2 for the treatment of type 2 diabetes; Testosterone MDTS®, for which a phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD); and avanafil, for which a phase 2 study has been completed for the treatment of erectile dysfunction (ED). For more information on clinical trials and products, please visit the company’s web site at http://www.vivus.com.

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